SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 22, 2013 (October 9, 2012)

TRULI MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-53641	26-3090646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1174 N. Hillcrest Road, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

310.274.0224

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 9, 2012, Truli Media Group, Inc. appointed Jon Garfield to its Board of Directors.  Mr. Garfield is Chairman of Truli’s audit committee.

From January 2007 through August 2010 Mr. Garfield served as Chief Executive Officer, Board of Director and Secretary of Clearant.  Mr. Garfield also served as Chief Financial Officer of Clearant from August 2005 through August 2010.  At Clearant, Mr. Garfield was responsible for commercializing the product, creating a new business model, reducing the burn from $14 Million to less than $50,000/month and building a 100 person sales force.

Mr. Garfield was 2008 Entrepreneur of the Year semi-finalist and CFO of the Year finalist.

From 2001 until August 2005, Mr. Garfield served as an independent financial consultant, providing financial services including SEC reporting obligations, Sarbanes-Oxley compliance and CFO/Board advisory services.    Mr. Garfield also wrote a training publication on financial reporting and SOX compliance, which was presented nationally by Mr. Garfield and a CPA professional education provider.

From 1998 until January 2001, he served as Chief Financial Officer of a telecom service provider and a software developer. Mr. Garfield performed road show presentations, prepared the companies for an IPO, while being part of the team that grew the companies from $10 million to $300 million in revenue.

In 1996 Mr. Garfield co-founded a New York Stock Exchange listed ground transportation consolidator Coach USA,  Inc.    At Coach USA, where Mr. Garfield was VP of Acquisitions, he helped take the company from concept, to IPO to $1, Billion in revenues and completed over 50 acquisitions.

From 1991 to 1996, Mr. Garfield served as the number two finance person at Maxxim Medical, Inc. Maxxim was a   New York Stock Exchange listed manufacturer and distributor of medical products.    Maxxim Medical grew from a $20 million one division company in 1991 to over a $500 million company with 5 divisions.

During 1986 to 1991 Mr. Garfield practiced public accounting with Arthur Andersen and PricewaterhouseCoopers.

Mr. Garfield received his CPA license in 1987 and in 1986 received his Accounting degree from the University of Texas, Austin

Mr. Garfield has served as a Board of Director and Chairman of the Audit Committee for Neah Power, a publicly traded alternative energy company, since May 2008.

From November 2010 to the present, Mr. Garfield has served as Chairman of the Advisory Board of OneMedPlace, an investor conference focused on emerging growth and midsized healthcare companies.    This conference is held concurrent with the JPMorgan healthcare conference in San Francisco and is one of the largest investor healthcare events in the country.    Mr. Garfield is a frequent presenter and panelist at the conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truli Medai Group, inc.

Dated: April 22, 2013	By:	/s/ Michael Jay Solomon
Name: Michael Jay Solomon
Chief Executive Officer